UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The Nasdaq Stock Market LLC
Warrant to Purchase Common Stock	HJLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On July 17, 2020, Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company,” “our,” “we,” or “us”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to a firm commitment public offering (the “Public Offering”) of 12,500,000 units (the “Units”), consisting of an aggregate of (i) 12,500,000 shares (the “Firm Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) warrants to purchase up to 12,500,000 shares of Common Stock (the “Firm Warrants”), at a public offering price of $0.32 per Unit. Pursuant to the terms of the Underwriting Agreement, the Underwriters also exercised their overallotment option in full, purchasing an additional 1,875,000 shares of Common Stock (the “Option Shares”; and, together with the Firm Shares, the “Shares”) and warrants to purchase up to 1,875,000 shares of Common Stock (the “Option Warrants”; and, together, with the Firm Warrants, the “Warrants”), for an aggregate purchase of 14,375,000 Shares and Warrants to purchase up to 14,375,000 shares of Common Stock. After giving effect to these transactions, the Company has 38,324,333 shares of Common Stock outstanding (not assuming the exercise of the Warrants).

The Warrants have an initial exercise price of $0.32 per share, subject to customary adjustments, and will expire seven years from the date of issuance. The Warrants are exercisable on the date that we file an amendment to our amended and restated certificate of incorporation to reflect our stockholders’ approval of either an increase in the number of our authorized shares of common stock or a reverse stock split (the “Stockholder Approval Date”), in either case in an amount sufficient to permit the exercise in full of the Warrants.

The offering of the Units is being made pursuant to our registration statement on Form S-1, as amended (File No. 333- 239658) (the “Registration Statement”), which the Securities and Exchange Commission declared effective on July 16, 2020.

The Underwriting Agreement contains customary representations, warranties, covenants, agreements, and indemnification, including for liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, each of our officers and directors have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of our securities, without the prior written consent of the Underwriters, for a period of ninety (90) days following the announcement of the Public Offering. We have also agreed in the Underwriting Agreement (a) to similar lock-up restrictions on the issuance and sale of our securities for the earlier of (i) ninety (90) days following the closing date of the Public Offering, and (ii) fifteen (15) days following the stockholders meeting relating to the Stockholder Approval Date, and (b) restrictions on consummating variable rate transactions for the earlier of (i) ninety (90) days following the closing date of the Public Offering, and (ii) fifteen (15) days following stockholders meeting relating to the Stockholder Approval Date, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans.

Certain investors in the Public Offering agreed with the representative of the Underwriters to enter into a lock-up and voting agreement (the “Lock-Up and Voting Agreements”) whereby each such investor is subject to a lock-up period through July 21, 2020. Additionally, those investors have agreed to vote all shares of common stock each beneficially owns on the closing date of the Public Offering, including the Shares, with respect to any proposals presented to the stockholders of the Company. Additionally, certain investors that have agreed to enter into the Lock-Up and Voting Agreements will as consideration for their waiver of certain rights described in those certain Securities Purchase Agreements dated April 24, 2020, and June 1, 2020, be issued unregistered warrants substantially similar to the Warrants and the Private Warrants (as defined below) sold in the Public Offering and Private Placement (as defined below), respectively, except that such warrants will have a term of five (5) years, will have an exercise price equal to $0.37 per share and carry piggy-back registration rights. The number of shares of common stock underlying such warrants will be equal to the dollar amount subscribed by such investor in the Public Offering and/or the concurrent private placement (described below), multiplied by 1.5, which equates to warrants to purchase up to an aggregate of 3,495,000 shares of Common Stock.

Pursuant to the Underwriting Agreement, we also issued to the Underwriters as compensation a warrant (the “Underwriters’ Warrant”) to purchase up to 750,000 shares of Common Stock (the “Underwriters’ Warrant Shares”). The Underwriters’ Warrant and Underwriters’ Warrant Shares were registered pursuant to the Registration Statement.

In connection with the Public Offering, we also entered into a Warrant Agent Agreement (the “Warrant Agent Agreement”) with VStock Transfer, LLC, as warrant agent. The Warrants were issued in registered form pursuant to the Warrant Agent Agreement and, initially, are issued and maintained in the form of a security held in book-entry form and The Depository Trust Company or its nominee is the sole registered holder of the Warrants, subject to the holder’s right to receive a warrant in certificated form pursuant to the terms of the Warrant Agent Agreement.

The foregoing summaries of the Underwriting Agreement, the Warrants, the Underwriters’ Warrants, and the Lock-Up and Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the form of Underwriting Agreement attached to the Registration Statement as Exhibit 1.1, the form of Warrant and Underwriters’ Warrants attached to the Registration Statement as Exhibit 4.18, the form of Lock-Up and Voting Agreements attached to the Registration Statement as Exhibit 4.19, and the form of Warrant Agent Agreement attached hereto as Exhibit 4.1, respectively.

Concurrent Private Placement

In a concurrent private placement (the “Private Placement” and, together with the Public Offering, the “Offerings”), we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers (i) 4,205,406 shares of Series C Convertible Preferred Stock (the “Preferred Stock”) at a price per share of $0.37, which may convert into 6,078,125 shares (the “Conversion Shares”) of Common Stock (not including the issuance of shares of Common Stock pursuant to certain dividend rights), which represents a conversion ratio of approximately 1-to-1.445, and (ii) unregistered warrants (the “Private Warrants”) to purchase up to 6,078,125 shares (the “Private Warrant Shares”) of Common Stock, at an exercise price of $0.32 per Private Warrant.

Preferred Stock

The following is a summary of the material terms of the Preferred Stock. This summary is not complete. The following summary of the terms and provisions of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designations of the Series C Convertible Preferred Stock (the “Certificate of Designations”) setting forth the terms of the Series C Preferred Stock and our amended and restated certificate of incorporation.

Ranking

The Preferred Stock ranks senior to our Common Stock and any future preferred stock of the Company with respect to dividend rights and/or rights upon distributions or liquidation.

Dividends

The holders of the Preferred Stock are entitled to receive as dividends in kind at an annual rate equal to 8.0% of the per share purchase price of the Preferred Stock for each of the then outstanding shares of Preferred Stock, calculated on the basis of a 360-day year consisting of twelve 30-day months. Such dividends will begin to accrue and accumulate (to the extent not otherwise declared and paid as set forth above) on each share of Preferred Stock, from the date of issuance of such share of Preferred Stock.

Conversion

If at any time after the later of (i) the date that we file an amendment to our amended and restated certificate of incorporation to reflect our stockholders’ approval of either an increase in the number of our authorized shares of Common stock or a reverse stock split (in either case in an amount sufficient to permit the conversion in full of the Preferred Stock and exercise in full of the Private Warrants), and (ii) the date of approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Purchase Agreement, including the issuance of all of the Conversion Shares and the Private Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock on the closing date of the Private Placement (collectively, a “Capital Event”), and subsequent to a Capital Event the Company (i) consummates a merger, or (ii) raises an aggregate of at least $8,000,000 in gross proceeds in a transaction or series of transactions within any twelve (12) month period, then the Company may force the automatic conversion of the Preferred Stock into Conversion Shares.

Voting Rights

The holders of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the stockholders of the Company for a vote. One (1) share of Preferred Stock shall carry the same voting rights as one (1) share of Common Stock.

Private Warrants

The Private Warrants have an initial per share exercise price of $0.32, subject to customary adjustments, and will expire seven years from the date of issuance. The Private Warrants are exercisable on the later of (i) the date that we file an amendment to our amended and restated certificate of incorporation to reflect our stockholders’ approval of either an increase in the number of our authorized shares of Common Stock or a reverse stock split (in either case in an amount sufficient to permit the conversion in full of the Preferred Stock and exercise in full of the Private Warrants), and (ii) the date of approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Purchase Agreement, including the issuance of all of the Conversion Shares and the Private Warrant Shares in excess of 19.99% of the issued and outstanding Common Stock on the closing date of the Private Placement.

The Preferred Stock, the Conversion Shares, the Private Warrants, and the Private Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and were not offered pursuant to the Registration Statement, rather the Preferred Stock and the Private Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to cause a resale registration statement on Form S-1 providing for the resale by holders of the Conversion Shares and the Private Warrant Shares, to be filed thirty (30) calendar days following the Stockholders Approval Date, and the Company will use commercially reasonable efforts to have such resale registration statement declared effective as soon as practicable.

The foregoing summaries of the Certificate of Designations, Purchase Agreement, Private Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations attached hereto as Exhibit 3.1, the form of Purchase Agreement attached to the Registration Statement as Exhibit 10.53, the form of Private Warrants attached to the Registration Statement as Exhibit 4.18, and the form of Registration Rights Agreement attached to the Registration Statement as Exhibit 10.54, respectively.

Ladenburg Thalmann & Co. Inc. acted as the sole book-running manager and sole placement agent in connection with the Public Offering and Private Placement, respectively.

The net proceeds to the Company from the Offerings is approximately $5.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Offerings closed on July 21, 2020.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 5.03.

Item 8.01 Other Events

As a result of the transactions discussed above, the Company believes it has regained compliance with the minimum $2.5 million stockholders’ equity threshold for continued listing on The Nasdaq Capital Market as of the date of this filing.

The following table sets forth our capitalization assumed as of March 31, 2020 on an actual basis; and on an as-adjusted basis, giving effect to these transactions.

	Actual	As Adjusted
		(unaudited)
Cash	$720,131	$4,453,131
Stockholder’s Equity
Preferred Stock, par value $0.00001 per share (10,000,000 shares authorized; no shares issued and outstanding, actual; 4,205,405 shares issued and outstanding, as adjusted)	-	42
Common Stock, par value $0.00001 per share (50,000,000 shares authorized; 19,231,857 shares issued and outstanding, actual; 29,231,857 shares issued and outstanding, as adjusted)	$192	$336
Additional paid-in capital	$57,332,868	$62,518,862
Accumulated deficit	$(57,347,683)	$(57,347,683)
Total Stockholders’ Equity (Deficiency)	$(14,623)	$5,171,557
Total Capitalization	$(14,623)	$5,171,557

The Company is awaiting Nasdaq’s confirmation of such compliance and will provide additional disclosure upon receipt of a compliance determination from Nasdaq.

On July 17, 2020, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01. On July 21, 2020, the Company issued a press release announcing the closing of the Offerings. A copy of the press release issued by the Company is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations for Series C Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on July 20, 2020

4.1	Form of Warrant Agent Agreement, between the Company and VStock Transfer, LLC

99.1	Press Release, dated July 17, 2020

99.2	Press Release, dated July 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: July 21, 2020	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer